Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RECORD Q2 RESULTS

COMPARABLE SALES INCREASE 31.3%;
UP STRONGLY ACROSS BOTH STORES AND ECOMMERCE

GAAP EPS $11.29; ADJUSTED EPS $2.75

ADJUSTED EPS MORE THAN FIVE TIMES PRIOR YEAR

Columbus, Ohio - August 28, 2020 - Big Lots, Inc. (NYSE: BIG) today reported net income of $452.0 million, or $11.29 per diluted share, for the second quarter of fiscal 2020 ended August 1, 2020. This result includes a one-time, after-tax benefit of $341.9 million, or $8.54 per diluted share, associated with the distribution centers sold as part of the previously announced sale/leaseback transactions that closed during the quarter. Excluding this benefit, adjusted net income was $110.1 million, or $2.75 per diluted share (see non-GAAP table included later in this release), which compares to the company’s guidance for the second quarter, as provided on June 26, 2020, of $2.50 to $2.75 per diluted share (non-GAAP). Adjusted net income includes approximately $10 million of additional store, distribution center, and corporate bonus expense that was not contemplated in the company’s June 26 guidance. Adjusted net income for the second quarter of fiscal 2019 was $20.6 million, or $0.53 per diluted share (non-GAAP).

Net sales for the second quarter of fiscal 2020 totaled $1,644 million, a 31.3% increase compared to $1,252 million for the same period last year, with the growth resulting from a 31.3% increase in comparable sales, and sales growth from new and relocated non-comp stores, offset by a slightly lower store count year-over-year.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “I am delighted with our record-breaking results in Q2. Our comp increase was the best in the company’s history, and adjusted EPS was the most we’ve reported in a second quarter, and more than five times what we reported a year ago. Comp sales were driven by strong results both in-store, where traffic and basket were each up double digits, and on-line, which drove almost five comp points, and where we acquired more new customers than in any prior quarter.

I continue to be very proud of how our team has responded to the challenges over the past six months. The results in Q2 were made possible by exceptional teamwork across the entire organization, and I want to thank our associates in our stores, the distribution centers, and our corporate headquarters for their dedication, compassion and tireless efforts. Throughout, we have maintained our commitment to serving our customers and our communities in as safe and healthy environment as possible.”

Mr. Thorn continued, “Looking forward, the third quarter is off to a strong start and I am confident that our Operation North Star strategies will continue to drive top line growth, increase customer engagement, and deliver tremendous leverage in our business. With our assortment of everyday essentials and stay-at-home products, we are well positioned for what appears to be a new normal. Our balanced offering of thoughtfully curated merchandise, neverouts, and closeouts, differentiates us from the competition and continues to surprise and delight our customers with tremendous value. Our operating results under Operation North Star, along with our commitment to disciplined capital management, position us to continue driving significant shareholder value.”

Investor Relations Department
4900 East Dublin-Granville Rd
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per diluted share

	Q2 2020	Q2 2019

Earnings per diluted share	$11.29	$0.16

Gain associated with the distribution centers included in the sale/leaseback transactions less related expenses (1)	($8.54)	—

Impact of costs associated with the implementation of the strategic business transformation review (1)	—	$0.37

Earnings per diluted share - adjusted basis	$2.75	$0.53

(1) Non-GAAP detailed reconciliation provided in our statements below

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2020 at $714 million compared to $874 million for the same period last year with the 18% decrease resulting from strong sales results in all merchandise categories in the quarter and a slightly lower store count year-over-year.

The company ended the second quarter of fiscal 2020 with $899 million of Cash and Cash Equivalents and $43 million of long-term debt, compared to $54 million of Cash and Cash Equivalents and $468 million of long-term debt as of the end of the second quarter of fiscal 2019.

Share Repurchase Authorization

As announced in a separate press release, on August 27, 2020, the company’s Board of Directors authorized the repurchase of up to $500 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. Pursuant to the authorization, shares may be repurchased commencing September 1, 2020, and the authorization is open-ended.

Dividend

Also announced in a separate press release, on August 27, 2020, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million will be payable on September 25, 2020, to shareholders of record as of the close of business on September 11, 2020.

Company Outlook

As of March 30, 2020, the company withdrew its full year guidance for fiscal 2020. At this point, the company continues to believe it does not have sufficient visibility to reinstate full year guidance. The company expects to provide a business update at the end of September when it has greater visibility on expected results for the current quarter.

Investor Relations Department
4900 East Dublin-Granville Rd
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the second quarter of fiscal 2020. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, September 11, 2020. A replay of this call will also be available beginning today at 12:00 p.m. through September 11 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13707540. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,407 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and, now, PICKUP with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, as well as doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic,current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Rd
Columbus, OH 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 1	AUGUST 3
	2020	2019
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$898,560	$53,705
Inventories	713,504	874,058
Other current assets	83,956	112,675
Total current assets	1,696,020	1,040,438

Operating lease right-of-use assets	1,663,020	1,208,349

Property and equipment - net	727,091	860,648

Deferred income taxes	16,597	16,077
Other assets	66,762	66,783
	$4,169,490	$3,192,295

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$379,409	$345,355
Current operating lease liabilities	206,088	239,592
Property, payroll and other taxes	93,829	86,177
Accrued operating expenses	137,428	206,733
Insurance reserves	35,360	37,745
Accrued salaries and wages	44,755	35,192
Income taxes payable	179,821	614
Total current liabilities	1,076,690	951,408

Long-term debt	43,074	467,800

Noncurrent operating lease liabilities	1,472,307	1,021,130
Deferred income taxes	4,639	0
Insurance reserves	56,333	52,122
Unrecognized tax benefits	10,442	13,381
Other liabilities	177,845	41,911

Shareholders' equity	1,328,160	644,543
	$4,169,490	$3,192,295

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 1, 2020		AUGUST 3, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,644,197	100.0	$1,252,414	100.0
Gross margin	683,564	41.6	498,230	39.8
Selling and administrative expenses	504,000	30.7	455,026	36.3
Depreciation expense	33,974	2.1	30,023	2.4
Gain on sale of distribution centers	(463,053)	(28.2)	0	0.0
Operating profit	608,643	37.0	13,181	1.1
Interest expense	(2,548)	(0.2)	(4,565)	(0.4)
Other income (expense)	1,357	0.1	(789)	(0.1)
Income before income taxes	607,452	36.9	7,827	0.6
Income tax expense	155,480	9.5	1,649	0.1
Net income	$451,972	27.5	$6,178	0.5

Earnings per common share
Basic	$11.52		$0.16
Diluted	$11.29		$0.16

Weighted average common shares outstanding
Basic	39,239		39,000
Dilutive effect of share-based awards	801		77
Diluted	40,040		39,077

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 1, 2020		AUGUST 3, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,083,346	100.0	$2,548,210	100.0
Gross margin	1,254,320	40.7	1,017,277	39.9
Selling and administrative expenses	962,631	31.2	915,631	35.9
Depreciation expense	71,664	2.3	62,820	2.5
Gain on sale of distribution centers	(463,053)	(15.0)	0	0.0
Operating profit	683,078	22.2	38,826	1.5
Interest expense	(5,870)	(0.2)	(8,298)	(0.3)
Other income (expense)	(1,960)	(0.1)	121	0.0
Income before income taxes	675,248	21.9	30,649	1.2
Income tax expense	173,953	5.6	8,931	0.4
Net income	$501,295	16.3	$21,718	0.9

Earnings per common share
Basic	$12.79		$0.55
Diluted	$12.66		$0.55

Weighted average common shares outstanding
Basic	39,184		39,461
Dilutive effect of share-based awards	419		83
Diluted	39,603		39,544

Cash dividends declared per common share	$0.60		$0.60

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 1, 2020	AUGUST 3, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$322,263	$100,850

Net cash provided by (used in) investing activities	546,499	(85,965)

Net cash used in financing activities	(282,074)	(24,752)

Increase (decrease) in cash and cash equivalents	586,688	(9,867)
Cash and cash equivalents:
Beginning of period	311,872	63,572
End of period	$898,560	$53,705

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 1, 2020	AUGUST 3, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$468,384	$158,285

Net cash provided by (used in) investing activities	517,586	(162,731)

Net cash (used in) provided by financing activities	(140,131)	12,117

Increase in cash and cash equivalents	845,839	7,671
Cash and cash equivalents:
Beginning of period	52,721	46,034
End of period	$898,560	$53,705

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution centers, gain on sale of distribution centers rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the second quarter of 2020, the year-to-date 2020, the second quarter of 2019, and the year-to-date 2019 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2020 - Thirteen weeks ended August 1, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$504,000	$(3,956)	$500,044
Selling and administrative expense rate	30.7%	(0.2%)	30.4%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(28.2%)	28.2%	—
Operating profit	604,643	(459,097)	149,546
Operating profit rate	37.0%	(27.9%)	9.1%
Income tax expense	155,480	(117,194)	38,286
Effective income tax rate	25.6%	0.2%	25.8%
Net income	451,972	(341,903)	110,069
Diluted earnings per share	$11.29	$(8.54)	$2.75

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, Ohio, Durant, Oklahoma, Montgomery, Alabama, and Tremont, Pennsylvania distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Year-to-date 2020 - Twenty-six weeks ended August 1, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$962,631	$(3,956)	$958,675
Selling and administrative expense rate	31.2%	(0.1%)	31.1%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(15.0%)	15.0%	—
Operating profit	683,078	(459,097)	223,981
Operating profit rate	22.2%	(14.9%)	7.3%
Income tax expense	173,953	(117,194)	56,759
Effective income tax rate	25.8%	0.5%	26.3%
Net income	501,295	(341,903)	159,392
Diluted earnings per share	$12.66	$(8.63)	$4.02

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, Ohio, Durant, Oklahoma, Montgomery, Alabama, and Tremont, Pennsylvania distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Second quarter of 2019 - Thirteen weeks ended August 3, 2019

	As Reported	Impact to exclude transformational restructuring costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$455,026	$(19,452)	$435,574
Selling and administrative expense rate	36.3%	(1.6)%	34.8%
Operating profit	13,181	19,452	32,633
Operating profit rate	1.1%	1.6%	2.6%
Income tax expense	1,649	4,993	6,642
Effective income tax rate	21.1%	3.2%	24.3%
Net income	6,178	14,459	20,637
Diluted earnings per share	$0.16	$0.37	$0.53

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP the costs associated with a transformational restructuring initiative of $19,452 ($14,459, net of tax).

Year-to-date 2019 - Twenty-six weeks ended August 3, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	As Adjusted (non-GAAP)
Gross margin	$1,017,277	$6,050	$—	$—	$1,023,327
Gross margin rate	39.9%	0.2%	—	—	40.2%
Selling and administrative expenses	915,631	—	(34,785)	(7,250)	873,596
Selling and administrative expense rate	35.9%	—	(1.4%)	(0.3%)	34.3%
Operating profit	38,826	6,050	34,785	7,250	86,911
Operating profit rate	1.5%	0.2%	1.4%	0.3%	3.4%
Income tax expense	8,931	1,553	8,928	1,696	21,108
Effective income tax rate	29.1%	(0.4%)	(1.2%)	(0.7%)	26.8%
Net income	21,718	4,497	25,857	5,554	57,626
Diluted earnings per share	$0.55	$0.11	$0.65	$0.14	$1.46

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $34,785 ($25,857, net of tax); and (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.